                                                                      EXHIBIT 11

                  CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                Statement re Computation of Per Share Earnings

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three and six month periods ended June 30, 1998 and 1997.

                                                        Basic        Diluted
                                                        Earnings     Earnings
                                                        Per Share    Per Share
                                                        -----------  ---------
                                   (amounts in thousands, except per share data)

For the three months ended June 30, 1998:
 Net income                                               $ 3,630      3,630
                                                          =======     ======

  Weighted average number of common
  shares outstanding                                       10,941     10,941
 Common share equivalents resulting
  from dilutive stock options                                   -        223
                                                          -------     ------
 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                       10,941     11,164
                                                          =======     ======

 Net income per common share                              $  0.33       0.33
                                                          =======     ======

For the three months ended June 30, 1997:
 Net income                                               $   (68)       (68)
                                                          =======     ======

 Weighted average number of common
  shares outstanding                                       10,833     10,833
 Common share equivalents resulting
  from dilutive stock options                                   -        225
                                                          -------     ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                       10,833     11,058
                                                          =======     ======

 Net income per common share                              $ (0.01)     (0.01)
                                                          =======     ======

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

                                                  Basic      Diluted
                                                  Earnings   Earnings
                                                  Per Share  Per Share
                                                  ---------  ---------

                                   (amounts in thousands, except per share data)

For the six months ended June 30, 1998:
 Net income                                         $ 7,160      7,160
                                                    =======     ======

 Weighted average number of common
  shares outstanding                                 10,911     10,911
 Common share equivalents resulting
  from dilutive stock options                             -        242
                                                    -------     ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                 10,911     11,153
                                                    =======     ======

 Net income per common share                        $  0.66       0.64
                                                    =======     ======


For the six months ended June 30, 1997:
 Net income (loss)                                  $ 2,798      2,798
                                                    =======     ======

 Weighted average number of common
  shares outstanding                                 10,832     10,832
 Common share equivalents resulting
  from dilutive stock options                             -        213
                                                    -------     ------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                 10,832     11,045
                                                    =======     ======

 Net income (loss) per common share                 $  0.26       0.25
                                                    =======     ======